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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 1st day of October, 1996 by and between ALLEGRO NEW MEDIA, INC., a Delaware corporation (the "Company") and Miriam K. Frazer, an individual residing at 13519 Ronnie Way, Saratoga, CA 95070 (hereinafter called the "Employee").

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of October 1, 1996 (the "Reorganization Agreement"), SPC ACQUISITION CORPORATION, Delaware corporation and a wholly-owned subsidiary of the Company, a Delaware corporation (together with its subsidiaries and affiliates, "Allegro"), is acquiring all of the issued and outstanding capital stock of Software Publishing Corporation, a Delaware corporation ("SPC") in a merger in which SPC will be the surviving corporation; and

         WHEREAS, the Company and the Employee are entering into this Employment Agreement as a condition precedent to the Company's willingness to consummate the transactions contemplated by the Reorganization Agreement; and

         WHEREAS, this Agreement is intended as of immediately after the effective time of the merger contemplated by the Reorganization Agreement (the "Effective Time") to supersede and replace all prior agreements, understandings and arrangements relating to employment or employee benefits between or among the Company or SPC and the Employee relating to the employment of the Employee.

         NOW, THEREFORE, it is agreed as follows:

         1. Retention of Services. The Company hereby retains the services of Employee, and Employee agrees to furnish such services, upon the terms and conditions hereinafter set forth effective at the Effective Time.

         2. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law; provided, that the Employee's employment hereunder shall not be terminated other than for cause prior to June 1, 1997. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be required by law.

         3. Duties and Extent of Services During Period of Employment. During the term of employment, Employee shall be employed by the Company as a vice president or in such other equivalent positions with the Company and its subsidiaries and affiliates as may be determined by the Directors of the Company. In such capacity, Employee agrees that the Employee shall devote his full time business efforts to serving the Company and its subsidiaries and affiliates under the direction of the


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Directors of the Company, shall perform all duties incident to the Employee's position on behalf of the Company to the best of the Employee's ability and shall perform such other duties as may from time to time be assigned to the Employee by the Directors of the Company. Employee shall not be required to relocate Employee's workplace more than 45 miles from its current location in San Jose, California. Upon the effectiveness of this Agreement, the Employee shall be elected as a director of the Company in Class II. In the event that the Employee for any reason is no longer an employee of the Company, the Employee shall resign, and shall be deemed to have resigned, as a director of the Company.

         4. Remuneration. During the period of employment, the Company shall pay to Employee the following compensation for the Employee's services:

            (a) The Company shall pay to Employee a salary at the rate of $140,000 per annum, payable in equal bi-weekly installments, or in such other manner as shall be agreeable to the Company and Employee.

            (b) The Company shall pay to Employee bonuses of (i) $40,000 and
(ii) $40,000, payable forty-five (45) days after the end of each fiscal quarter or forty-five (45) days after the end of each fiscal year of the Company or as soon thereafter as the Company's audited financial statements are available, if the performance targets to be reasonably agreed to by the Company and the Employee and attached hereto as Schedule A are attained.

            (c) Subject to the approval of the Company's stockholders of an increase in the number of shares available under Allegro's 1994 Long Term Incentive Plan to not less than 2,500,000, not later than the Effective Time, the Company shall grant to the Employee incentive stock options to purchase 170,000 shares of Common Stock of the Company (to the extent permitted by applicable law) at an exercise price equal to the fair market value thereof on the date of grant, exercisable in equal installments on the first, second, third and fourth anniversaries of the date of grant, or in full in the event of a Change in Control (as defined herein) of the Company. These options shall be exercisable upon the termination of the Employee's employment by the Company for 3 months thereafter to the extent exercisable on the date of such termination.

         5. Employee Benefits.

            (a) During the term of this Agreement, the Company shall provide to the Employee the right to participate in the Company's then existing health insurance and other employee benefit plans and policies on the same terms as are then generally available to the Company's employees.

            (b) Employee shall be entitled to paid vacation each year during the term of this Agreement at the rate of three (3) weeks per annum. Vacation shall be taken each year and, if not taken, up to five (5) weeks thereof (including up to two (2) weeks carried over from the Employee's prior employment arrangement with SPC) shall be carried over for one (1) year and, if not taken during such carry-over period, shall be forfeited.

         6. Disability. If Employee, during the period of employment, becomes unable for any 75 days in any twelve-month period due to ill health or other physical or mental incapacity, to perform the


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Employee's services hereunder, the Company may thereafter, upon at least 20 days' written notice to Employee, place Employee on disability status. After such action by the Company, Employee shall no longer be entitled to receive any compensation hereunder until the Employee returns to full-time status.

         7. Confidential Information.

            (a) In the course of Employee's employment by the Company, Employee will have access to and possession of valuable and important confidential or proprietary data or information of the Company, its subsidiaries and affiliates and their operations. Employee will not during Employee's employment by the Company or at any time thereafter divulge or communicate to any person nor shall Employee direct any employee, representative or agent of the Company or its subsidiaries or affiliates to divulge or communicate to any person or entity (other than to a person or entity bound by confidentiality obligations similar to those contained herein and other than as necessary in performing Employee's duties hereunder) or use to the detriment of the Company or its subsidiaries or affiliates or for the benefit of any other person or entity, including without limitation any competitor, supplier, licensor, licensee or customer of the Company or its subsidiaries or affiliates, any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as "confidential" or "secret." Employee shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company or its subsidiaries or affiliates to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company or its subsidiaries or affiliates to protect the confidentiality of confidential or proprietary data or information.

            (b) The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public, including, without limitation, all database information, personnel information, financial information, customer lists, account lists or other account information, names, telephone numbers or addresses, supplier lists, trade secrets, patented or proprietary information, forms, information regarding operations, systems, methods, financing, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data of the Company and its subsidiaries and affiliates.

            (c) Employee will at all times promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, including without limitation relating to programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Employee during or in connection with Employee's employment hereunder and which relate to the business of the Company or its subsidiaries or affiliates ("Intellectual Property"). Employee agrees that all such Intellectual Property shall be the sole property of the Company or its subsidiaries or affiliates, as the case may be. Employee further agrees that Employee will execute such instruments and perform such acts as may reasonably be requested by the Company or its subsidiaries or affiliates to transfer to and perfect in the Company or its subsidiaries or affiliates all legally protectable rights in such Intellectual Property.

            (d) All written materials, books, records and documents made by Employee or coming into Employee's possession during Employee's employment by the Company concerning any products,


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processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or its subsidiaries or affiliates or otherwise concerning the business or affairs of the Company or its subsidiaries or affiliates, including without limitation any files, customer records such as names, telephone numbers and addresses, lists, firm records, brochures and literature, shall be the sole property of the Company or its subsidiaries or affiliates, shall not be removed from the Company's or its subsidiaries or affiliates premises by the Employee, and upon termination of Employee's employment by the Company, or upon request of the Company during Employee's employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company or subsidiary or affiliate property in Employee's possession or under Employee's control, including, but not limited to, financial statements, marketing and sales data, customer and supplier lists, account lists and other account information, database information and other documents, and any Company or subsidiary or affiliate credit cards.

            (e) The Employee acknowledges that the covenants contained in this
Section 7 are fair and reasonable in order to protect the Company's and its subsidiaries and affiliates business and were a material and necessary inducement for the Company to agree to the terms of this Agreement and to agree to the transactions contemplated by the Reorganization Agreement. The Employee further acknowledges that he has realized significant monetary benefit from these transactions, that any remedy at law for any breach or threatened or attempted breach of the covenants contained in this Section 7 may be inadequate and that the violation of any of the covenants contained in this Section 7 will cause irreparable and continuing damage to the Company and its subsidiaries and affiliates. Accordingly, the Company and its subsidiaries and affiliates shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce their rights hereunder, including without limitation an order restraining any further violation of such covenants, or any other relief a court might award, without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security, and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which the Company or its subsidiaries and affiliates may be entitled. The covenants in this Section 7 shall run in favor of the Company, its subsidiaries and affiliates and their respective successors and assigns.

            (f) The provisions of this Section 7 shall survive the termination of this Employment Agreement.

         8. Non-Competition.

            (a) During the term of this Agreement and, other than with respect to clause (i) below, for one year thereafter (the "Restricted Period"), the Employee shall not, without the written consent of the Company, directly or indirectly,

                (i) become associated with, render services to, invest in, represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, promoter, agent of, consultant for or otherwise, any business which is conducted in any of the jurisdictions in which the Company's or its subsidiaries or affiliates business is conducted and which is competitive with the


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business conducted by Allegro or its affiliates; provided, that Employee shall be permitted to passively invest in up to five percent (5%) of the common stock of a publicly traded company;

            (ii) for the Employee's own account or for the account of any other person or entity (A) interfere with the Company's or its subsidiaries or affiliates relationship with any of its suppliers, material customers, accounts, brokers, representatives or agents or (B) contact, telephone, meet, solicit or transact any business with any material customer, account or supplier of the Company or its subsidiaries or affiliates who or which transacts or has transacted business with the Company or its subsidiaries or affiliates at any time during the term of this Agreement; or

            (iii) employ or otherwise engage, or solicit, entice or induce on behalf of the Employee or any other person or entity, the services, retention or employment of any person who has been an employee, principal, partner, stockholder, sales representative, trainee, consultant to or agent of the Company or its subsidiaries or affiliates within one year of the date of such offer or solicitation.

            (b) Nothing herein contained shall be construed as prohibiting the Company or its subsidiaries or affiliates from pursuing any other remedies available to it for such violation, including but not limited to any injunctive or other equitable relief or the recovery of damages from the Employee.

            (c)   The Employee acknowledges that the covenants contained in this
Section 8 are fair and reasonable in order to protect the Company's and its subsidiaries and affiliates business and were a material and necessary inducement for the Company to agree to the terms of this Agreement and to agree to the transactions contemplated by the Reorganization Agreement. The Employee further acknowledges that he has realized significant monetary benefit from these transactions, that any remedy at law for any breach or threatened or attempted breach of the covenants contained in this Section 8 may be inadequate and that the violation of any of the covenants contained in this Section 8 will cause irreparable and continuing damage to the Company and its subsidiaries and affiliates. Accordingly, the Company and its subsidiaries and affiliates shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce their rights hereunder, including without limitation an order restraining any further violation of such covenants, or any other relief a court might award, without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security, and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which the Company and its subsidiaries and affiliates may be entitled. The covenants in this Section 8 shall run in favor of the Company, its subsidiaries and affiliates and their respective successors and assigns.

            (d) In case any one or more of the terms or provisions contained in this Section 8 shall for any reason be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other terms or provisions hereof, but such term or provision shall be deemed modified or deleted as or to the extent required by applicable law, and such modification or deletion shall not affect the validity of the other terms or provisions of this Section 8. In addition, if any one or more of the restrictions contained in this Section 8 shall for any reason be held to be unreasonable with regard to time, duration, geographic scope or activity, the parties contemplate and hereby agree that such restriction shall be modified and shall be enforced to the full extent compatible with applicable law. The parties hereto intend that the covenants contained in this Section 8 shall be deemed a series of separate covenants


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for each country, state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this
Section 8 because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the cities, counties, states and countries therein which are lease populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 8.

            (e) The provisions of this Section 8 shall survive the termination of this Employment Agreement.

         9. Termination.

            (a) The Company may terminate the Employee's services hereunder "for cause" by delivering to Employee not less than ten (10) days prior to the date on which the termination is to be effective, a written notice of termination for cause specifying the act, acts or failure to act that constitute the cause. For the purposes of this agreement, "for cause" shall mean; (i) any willful act of gross misconduct, dishonesty, fraud or embezzlement either (A) adversely affecting the financial, market, reputation or other interests of the Company or its subsidiaries or any of their affiliates, or (B) taken by the Employee in connection with the Employee's responsibilities hereunder and intended to result in personal enrichment of the Employee, (ii) in the event of a conviction of the Employee for any crime of moral turpitude or any knowing violation of any federal or state securities law or regulation, (iii) continued substantial failure to perform Employees duties hereunder after specific notice thereof and 15 days opportunity to cure, (iv) any material breach by the Employee of this Agreement, or (v) the death of the Employee.

            (b) If the Company terminates Employee's employment hereunder for any reason other than (i) "for cause" as set forth in Section 9(a) hereof, or
(ii) within 12 months after a Change in Control (as defined herein), the Company shall pay to the Employee (A) compensation pursuant to Section 4(a) hereof for a period equal to one year after the date of such termination, (B) any fully accrued and unpaid amount payable under Section 4(b) hereof, and (C) the value of any unforfeited accrued and untaken vacation as provided herein. This amount shall be payable at the time and in the manner otherwise provided for herein with respect to amounts payable pursuant to clause (i) above, or, in a lump sum, less the Option Value (as defined below), in the event clause (ii) above is applicable. No other compensation payable hereunder shall be payable to the Employee except that the Company shall pay the cost of the Employee's COBRA health insurance coverage for the shorter of 30 days after such termination or until the Employee begins other employment. If the Company terminates Employee's employment hereunder "for cause" as set forth in Section 9(a) hereof or the Employee resigns, Employee shall not be entitled to receive any further compensation hereunder except with respect to unforfeited accrued and untaken vacation as provided herein. Employee and the Company acknowledge that the foregoing provisions of this paragraph 9(b) are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

            (c) Option Value. "Option Value" shall mean the fair market value of the shares of the Company common stock with respect to which vesting of the Employee's option or options accelerates upon a Change of Control pursuant to the terms of the Company's 1994 Long Term Incentive


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Plan or other applicable Stock Option Plan, on the date of such acceleration, reduced by the option exercise price applicable to such shares. For this purpose, fair market value shall be determined by the Board as of the Change of Control date.

         10. Notices. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing and delivered or mailed by certified or registered mail to it at 111 North Market Street, San Jose CA 95113, with a copy to Allegro at 3 Oak Road, Fairfield, New Jersey 07004,
Attention: Barry A. Cinnamon, President, or in each case to such other address as the Company may hereafter designate, and a copy to Neil M. Kaufman, Esq., Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753. Any notice to be given to Employee hereunder shall be delivered or mailed by certified or registered mail to him at the address set forth at the head of this Agreement or such other address as he may hereafter designate.

         11. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and the Employee's heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company. The Company and the Employee acknowledge and agree that the Company's subsidiaries and affiliates shall be entitled to the benefits of this Agreement as a third party beneficiaries and shall be entitled to enforce any provision of this Agreement as fully as if they were the Company or otherwise a party hereto.

         12. Amendments. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

         13. Prior Agreements Superseded. This Agreement contains the entire agreement of the parties and supersedes any other agreements, oral or written, entered into between Employee and the Company prior to the date of this Agreement relating employment or employee benefits, including without limitation the Employment Agreement and the Management Continuity Agreement between SPC and the Employee.

         14. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws.

         15. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.

           16. Waiver. No term or provision hereof shall be deemed waived and no breach consented to or excused, unless such waiver, consent or excuse shall be in writing and signed by the party claimed to have waived, consented or excused. A consent, waiver or excuse of any breach shall not constitute a consent to, waiver or, or excuse of any other or subsequent breach whether or not of the same kind of the original breach.


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         17. Change of Control. For purposes of this Agreement, a Change in
Control of the Company, or in any person directly or indirectly controlling the Company, shall mean:

             (i) a change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or

             (ii) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) of the voting power of the Company's then outstanding securities; or

             (iii) if during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

         18. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement.

         19. Acknowledgment. Employee acknowledges that he has carefully read this Agreement, has had an opportunity to consult counsel regarding this Agreement and hereby represents and warrants to the Company that Employee's entering into this Agreement, and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party and that Employee is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into and perform the Employee's obligations under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     ALLEGRO NEW MEDIA, INC.

                                     By:  /s/ Barry Cinnamon
                                          -------------------------------
                                          Name:  Barry Cinnamon
                                          Title:  Chairman

                                          /s/ Miriam Frazer
                                          -------------------------------


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